Exhibit 99.1

Insteel Industries, Inc.
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian
Chief Financial Officer and Treasurer
Insteel Industries, Inc.
336-786-2141, Ext. 3020
INSTEEL INDUSTRIES ANNOUNCES SALE OF ASSETS OF INDUSTRIAL WIRE BUSINESS
MOUNT AIRY, N.C., July 27, 2006 – Insteel Industries, Inc. (Nasdaq: IIIN) today announced that it had completed the sale of the equipment associated with its industrial wire business for $6.0 million. In connection with the sale, the Company will record a pre-tax gain of $1.3 million from discontinued operations during its fourth quarter ending September 30, 2006. As previously reported, the Company exited the industrial wire business with the closure of its Fredericksburg, Virginia facility in June.
In view of the completion of the transaction following the July 20th announcement of Insteel’s third-quarter financial results but prior to the filing of its Form 10-Q for the quarter ended July 1st, the Company has revised its third-quarter financial statements to reflect the increase in the estimated fair value of the equipment that was sold. As a result of this revision, the Company has reversed the previously reported after-tax impairment charge of $1.0 million related to the equipment, reducing the loss from discontinued operations per diluted share from $0.12 to $0.07 and increasing net earnings per diluted share from $0.38 to $0.43. The previously reported amount for earnings from continuing operations remains unchanged at $9.1 million, or $0.50 per diluted share. The financial statements accompanying this release have been revised to reflect these changes.
The Company is continuing to pursue the sale of the real estate and other remaining assets associated with the Virginia facility. The amounts recorded in connection with the sale of the assets and closure of the plant are subject to future adjustment based upon the net proceeds realized from the liquidation of the remaining property, plant and equipment and the actual closure costs incurred.
About Insteel
Insteel Industries is one of the nation’s largest manufacturers of steel wire reinforcing products for concrete construction applications. The Company manufactures and markets prestressed concrete strand and welded wire reinforcement, including concrete pipe reinforcement, engineered structural mesh and standard welded wire reinforcement. Insteel’s products are sold primarily to manufacturers of concrete products for the nonresidential and infrastructure construction industries. Headquartered in Mount Airy, North Carolina, Insteel operates six manufacturing facilities located in the United States.
(MORE)

1373 BOGGS DRIVE / MOUNT AIRY, NORTH CAROLINA 27030 / 336-786-2141/ FAX 336-786-2144

INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except for per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 1,	July 2,	July 1,	July 2,
	2006	2005	2006	2005
Net sales	$91,644	$85,646	$247,024	$222,724
Cost of sales	73,158	67,694	194,446	180,026

Gross profit	18,486	17,952	52,578	42,698
Selling, general and administrative expense	3,965	3,665	12,538	11,690
Other expense (income), net	(20)	5	(249)	14
Interest expense	148	601	532	3,013
Interest income	(25)	—	(108)	—

Earnings from continuing operations before income taxes	14,418	13,681	39,865	27,981
Income taxes	5,353	5,081	14,941	9,897

Earnings from continuing operations	9,065	8,600	24,924	18,084
Earnings (loss) from discontinued operations net of income taxes of ($774), ($66), ($1,270) and $350	(1,183)	(101)	(1,963)	575

Net earnings	$7,882	$8,499	$22,961	$18,659

Per share amounts:(1)
Basic:
Earnings from continuing operations	$0.50	$0.46	$1.36	$0.97
Earnings (loss) from discontinued operations	(0.07)	(0.01)	(0.11)	0.03

Net earnings	$0.43	$0.45	$1.25	$1.00

Diluted:
Earnings from continuing operations	$0.50	$0.46	$1.35	$0.96
Earnings (loss) from discontinued operations	(0.07)	(0.01)	(0.11)	0.03

Net earnings	$0.43	$0.45	$1.24	$0.99

Cash dividends declared	$0.03	$0.03	$0.09	$0.03

Weighted average shares outstanding:(1)
Basic	18,075	18,756	18,380	18,582

Diluted	18,263	18,990	18,541	18,930

(1) Amounts have been adjusted to reflect the two-for-one stock split that was distributed on June 16, 2006.
(MORE)

Insteel Industries, Inc.

INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	July 1,	October 1,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$2,675	$1,371
Accounts receivable, net	41,031	38,601
Inventories	42,045	31,569
Prepaid expenses and other	2,227	3,647
Current assets of discontinued operations	7,282	5,829

Total current assets	95,260	81,017
Property, plant and equipment, net	49,177	40,970
Other assets	8,438	7,325
Non-current assets of discontinued operations	3,635	8,964

Total assets	$156,510	$138,276

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$31,523	$15,449
Accrued expenses	8,901	9,283
Current portion of long-term debt	—	2,376
Current liabilities of discontinued operations	2,354	2,247

Total current liabilities	42,778	29,355
Long-term debt	—	9,484
Other liabilities	2,334	2,401
Long-term liabilities of discontinued operations	305	—
Shareholders’ equity:
Common stock	18,167	18,861
Additional paid-in capital	46,253	45,003
Deferred stock compensation	(581)	(508)
Retained earnings	48,346	34,772
Accumulated other comprehensive loss	(1,092)	(1,092)

Total shareholders’ equity	111,093	97,036

Total liabilities and shareholders’ equity	$156,510	$138,276

(MORE)

Insteel Industries, Inc.

INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	July 1,	July 2,
	2006	2005
Cash Flows From Operating Activities:
Net earnings	$22,961	$18,659
Loss (earnings) from discontinued operations	1,963	(575)

Earnings from continuing operations	24,924	18,084
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	3,421	3,102
Amortization of capitalized financing costs	408	480
Amortization of unrealized loss on financial instruments	—	837
Stock-based compensation expense	840	487
Excess tax benefits from exercise of stock options	(254)	—
Loss (gain) on sale of property, plant and equipment	(2)	49
Deferred income taxes	(646)	(1,510)
Increase in cash surrender value of life insurance over premiums paid	(162)	—
Net changes in assets and liabilities:
Accounts receivable, net	(2,430)	3,971
Inventories	(10,476)	(10,484)
Accounts payable and accrued expenses	15,975	11,034
Other changes	1,370	2,285

Total adjustments	8,044	10,251

Net cash provided by operating activities — continuing operations	32,968	28,335
Net cash provided by operating activities — discontinued operations	2,408	3,063

Net cash provided by operating activities	35,376	31,398

Cash Flows From Investing Activities:
Capital expenditures	(11,677)	(4,675)
Proceeds from sale of property, plant and equipment	51	27
Increase in cash surrender value of life insurance policies	(558)	(621)

Net cash used for investing activities — continuing operations	(12,184)	(5,269)
Net cash provided by (used for) investing activities - discontinued operations	(37)	1,149

Net cash used for investing activities	(12,221)	(4,120)

Cash Flows From Financing Activities:
Proceeds from long-term debt	134,839	247,394
Principal payments on long-term debt	(146,699)	(275,503)
Financing costs	(307)	(23)
Cash received from exercise of stock options	181	152
Excess tax benefits from exercise of stock options	254	—
Repurchase of common stock	(8,529)	—
Cash dividends paid	(1,678)	—
Other	87	42

Net cash used for financing activities — continuing operations	(21,852)	(27,938)
Net cash used for financing activities — discontinued operations	—	(560)

Net cash used for financing activities	(21,852)	(28,498)

Net increase (decrease) in cash and cash equivalents	1,303	(1,220)
Cash and cash equivalents at beginning of period	1,372	2,318

Cash and cash equivalents at end of period	$2,675	$1,098

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$187	$2,168
Income taxes	13,393	7,406
Non-cash financing activity:
Cashless exercise of stock options	—	338
Issuance of restricted stock	526	742
Declaration of cash dividends to be paid	545	566
###

Insteel Industries, Inc.